UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

EL PASO PIPELINE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                        Termination of Material Definitive Agreement.

On November 26, 2014, in connection with the completion of the EPB Merger described under Item 2.01 below, El Paso Pipeline Partners, L.P. (“EPB”) terminated the Credit Agreement, dated May 27, 2011, among El Paso Pipeline Partners Operating Company, L.L.C., Wyoming Interstate Company, L.L.C., EPB, Bank of America, N.A., as administrative agent, and the other lenders and letter of credit issuers from time to time parties thereto (the “EPB Credit Agreement”) described in, and filed as an exhibit to, the Current Report on Form 8-K filed by EPB on June 3, 2011.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On November 26, 2014, Kinder Morgan, Inc. (“KMI”) completed its previously announced acquisition of EBP, pursuant to the terms of the Agreement and Plan of Merger (the “EPB Merger Agreement”) dated as of August 9, 2014, among KMI, EPB, El Paso Pipeline GP Company, L.L.C. (“EPGP”) and E Merger Sub LLC (“E Merger Sub”).

The acquisition was accomplished by the merger of E Merger Sub with and into EPB (the “EPB Merger”), and upon consummation of the EPB Merger, E Merger Sub ceased to exist and EPB became a wholly owned subsidiary of KMI.

At the effective time of the EPB Merger, each common unit of EPB issued and outstanding (excluding common units owned by EPGP or KMI or any of its subsidiaries) was converted into the right to receive, at the election of the holder (the “Merger Consideration”): (i) $4.65 in cash without interest and 0.9451 of a share of validly issued, fully paid and nonassessable Class P common stock of KMI (“KMI Common Stock,” and such consideration, the “Mixed Consideration”); (ii) $39.53 in cash without interest (the “Cash Consideration”); or (iii) 1.0711 shares of KMI Common Stock (the “Stock Consideration”).  Elections were subject to proration in order to ensure that the aggregate amount of cash paid and the aggregate number of shares of KMI Common Stock issued in the EPB Merger is the same that would be paid and issued if each common unit of EPB had been converted into the right to receive the Mixed Consideration. Because it was oversubscribed, the Stock Consideration underwent a proration adjustment, and holders of EPB common units electing the Stock Consideration will receive approximately 1.0527 shares of KMI Common Stock and $0.6802 in cash without interest for each EPB common unit.

The final results of the Merger Consideration election are as follows:

•                  Holders of approximately 9.5% of outstanding EPB common units (excluding common units owned by EPGP or KMI or any of its subsidiaries), or 13,528,942 EPB common units, elected to receive the Mixed Consideration;

•                  Holders of approximately 7.9% of outstanding EPB common units (excluding common units owned by EPGP or KMI or any of its subsidiaries), or 11,212,278 EPB common units, elected to receive the Cash Consideration;

•                  Holders of approximately 69.1% of outstanding EPB common units (excluding common units owned by EPGP or KMI or any of its subsidiaries), or 98,514,152 EPB common units, elected to receive the Stock Consideration; and

•                  Holders of approximately 13.6% of outstanding EPB common units, or 19,388,823 EPB common units (excluding common units owned by EPGP or KMI or any of its subsidiaries), made no election. These holders will receive the Mixed Consideration.

The foregoing summary of the EPB Merger and the EPB Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the EPB Merger Agreement, which was filed as Exhibit 2.1 to EPB’s Current Report on Form 8-K filed on August 12, 2014.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the EPB Merger, the New York Stock Exchange (the “Exchange”) was notified that each outstanding EPB common unit (excluding common units owned by EPGP or KMI or any of its subsidiaries) was converted pursuant to the EPB Merger into the right to receive the EPB Merger Consideration, subject to the terms and conditions of the EPB Merger Agreement.  EPB requested that the Exchange file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of EPB’s common units.  EPB’s common units were delisted and removed from trading prior to the opening of trading on November 28, 2014.

In addition, KMI intends to file with the SEC a certification and notice of termination on Form 15 requesting that EPB’s common units be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that EPB’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to its common units be suspended.

Item 3.03.                                        Material Modification to Rights of Security Holders.

Pursuant to the terms of the EPB Merger Agreement, each EPB common unit issued and outstanding or deemed issued and outstanding immediately prior to the effective time of the EPB Merger (excluding common units owned by EPGP or KMI or any of its subsidiaries) was converted into the right to receive the EPB Merger Consideration.

At the effective time of the EPB Merger, holders of EPB common units ceased to have any rights as unitholders of EPB, other than the right to receive the EPB Merger Consideration in accordance with the EPB Merger Agreement.

At the effective time of the EPB Merger, each outstanding EPB restricted unit was converted into the right to receive the EPB Merger Consideration for each EPB common unit subject to such awards.

The information in Item 2.01 is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately after the effective time of the EPB Merger, each of the independent members of the EPGP board of directors resigned from the board and ceased to be a director of EPGP. The members of the EPGP board immediately prior to the effective time of the EPB Merger were Richard D. Kinder, Steven J. Kean, Thomas A. Martin, Ronald L. Kuehn, Jr., Arthur C. Reichstetter and William A. Smith. Immediately after the effective time of the EPB Merger, the members of the EPB board were Richard D. Kinder, Steven J. Kean and Thomas A. Martin.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately after the effective time of the EPB Merger, the limited partnership agreement of EPB was amended and restated. The second amended and restated limited partnership agreement of EPB is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

3.1                               Second Amended and Restated Agreement of Limited Partnership of El Paso Pipeline Partners, L.P.

SIGNATURES

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	El Paso Pipeline GP Company, L.L.C.,
its general partner

By:	/s/ David R. DeVeau
Name: David R. DeVeau
Title: Vice President

Date: December 3, 2014

EXHIBIT INDEX

3.1                               Second Amended and Restated Agreement of Limited Partnership of El Paso Pipeline Partners, L.P.